                                                                      EXHIBIT 11

                                PANAVISION INC.
                       COMPUTATION OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                       YEAR ENDED DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
Weighted average shares outstanding..............................................     14,130     13,706     13,706
Shares and options considered outstanding for all periods under SAB 55, using the
  treasury stock method..........................................................      1,603      1,571      1,571
                                                                                   ---------  ---------  ---------
      Total......................................................................     15,733     15,277     15,277
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Net income.......................................................................  $  13,271  $   5,563  $   7,078
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Net income per common share......................................................  $     .84  $     .36  $     .46
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

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Note: Primary and fully diluted net income per share are the same.